  EXHIBIT 99.1

Ra Medical Systems Provides First Corporate Update Since Merger

Sales and Clinical Field Force Onboarded and Fully Trained

First Quarter Results to be Announced on May 22, 2023

Fort Mill, SC, May 16, 2023 – Ra Medical Systems, Inc. (RMED: NYSE/American) announced the first corporate update since the merger of the private company Catheter Precision, Inc. into the public company Ra Medical Systems. Catheter Precision continues to operate as a wholly owned subsidiary of RMED, which operates as the parent.  The RMED board of directors, as part of its governance commitment, last month established a committee for examining a transition at the CEO level. Mr. David Jenkins, the Company’s Executive Chairman of the Board, is serving as Interim Chief Executive Officer until a full-time replacement is named.

David Jenkins said, “Since the time of the merger in January, we have analyzed our opportunities and resources and have affirmed our decision to focus on Catheter Precision’s cardiac electrophysiology technologies and markets.  As such, we have decided to close the laser catheter business of Ra Medical.  Although Ra Medical had a 510(K) FDA approval, an ongoing clinical trial nearing its endpoint, and an intellectual property portfolio, we believe that the target market required a broader product offering which entailed further research and development before bringing its products to market.  Therefore, our decision was made to allocate our limited resources to the cardiac electrophysiology field, with a team and products in place. We believe these changes and others are in strong alignment with cash management and the overall shareholder interest.”

 As part of the transition, and to appropriately match expenditures to the size of the company, several notable changes have been made.

•	The facility in Carlsbad, California was closed, and the leases were terminated.
•	All employees associated with the manufacture of the laser catheter were terminated.
•	Legal representation has been changed from a costly international firm to a smaller regional firm.
•	Better cash management on excess funds has been instituted.
•	Will McGuire, RMED’s previous CEO, resigned as of the end of April.
•	The part-time Acting CFO has been replaced with a full-time permanent CFO.
•	The board of directors has been reduced from five to four directors, and director pay has been reduced. The salary and bonus of the acting CEO is limited to $300,000 annually.
•	The company has brought in $8 million in new funding, so that as of May 1, 2023, Ra Medical had approximately $11 million on hand, which is prior to payment of Mr. McGuire’s severance payment in May. Management believes these cash resources will last into 2024.

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In addition to these above changes, Ra Medical has made additional investments into the electrophysiology business, with several highlights to share:

•	Five new area sales representatives and three additional clinical support specialists were hired, onboarded, and fully trained as of April 1, 2023. This has resulted in over 70 new target accounts for our VIVO product on May 1, 2023, and over 20 target accounts for our recently launched LockeT product, all in the US.
•	Catheter Precision launched LockeT, a brand-new closure device, which is a Class I device labeled for suture retention. This product is not only applicable to electrophysiology procedures, but also structural heart procedures, percutaneous pacemaker implants, and vascular surgery procedures.
•	The VIVO European registry has almost completed enrollment, now having enrolled 125 patients. New clinical studies for both VIVO and LockeT will begin later this year.
•	Catheter Precision will attend the Heart Rhythm Society annual scientific sessions, to be held May 19-21, where our products will be on display in the exhibit hall, including VIVO and the new LockeT closure device.

The company plans to file a Form 12b-25 Notification of Late Filing on May 16, 2023, and to file the 10-Q for the first quarter ending March 31, 2023, by May 22, 2023, and will release first quarter financial information at that time.  The acquisition of Catheter Precision requires an allocation of the purchase price amongst the acquired assets, including an evaluation of goodwill and other intangibles.  This time-consuming evaluation, with the assistance of outside consultants, has been a necessary endeavor to bring about meaningful numbers for the first quarter, and to provide our auditors with the information to complete their review.

Electrophysiology Market

Cardiac Electrophysiology, or EP, is one of healthcare’s largest sectors and is rapidly growing. The EP market includes well known medical devices such as pacemakers, ECG systems and cardiac catheters, but also laboratory equipment such as intracardiac mapping systems and fluoroscopy systems (similar to x-ray in real time). The EP market includes large medical device companies such as Medtronic, Plc., Abbott Laboratories, Biosense-Webster (J&J) and Boston Scientific Corp. and was estimated to be $6.8 billion in 2020 and growing to $10.6 billion by 2025 (CAGR of 9.1%). Population growth, increasing rates of heart disease and the rising cost of healthcare are driving growth in the EP markets.

Within the EP market, we focus our products on the catheter ablation market. The catheter ablation market has been estimated at $3.2 billion in 2020 and estimated to grow to $6.4 billion in 2026.

About VIVO

Catheter Precision’s VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

About Ra Medical Systems

Ra Medical, and its wholly owned subsidiary Catheter Precision, is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

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Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words.  These forward-looking statements include, but are not limited to, our plans and expectations regarding Catheter Precision’s products, including plans, strategies, projected timelines and estimated markets, for and/or related to VIVO and LockeT, market growth rates, future cash availability and needs, and timing of SEC filings and financial information release dates. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors”  in the Company’s Form 10-K filed with the SEC and available at www.sec.gov.  These risks and uncertainties include, but aren’t limited to,  that we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional join marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, if our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results.  In addition, the calculation of the purchase price allocation with respect to the Catheter merger is a complicated, time-consuming evaluation, which requires the assistance of outside consultants, and which could negatively impact our ability to file our first quarter Form 10-Q and report earnings within our anticipated time frame. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.  Market growth rates are subject to the above risks as well as to factors impacting the global economy and medical services markets generally.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com

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